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                                                                    EXHIBIT 21.1


                          THE NEIMAN MARCUS GROUP, INC.
                           SUBSIDIARIES OF THE COMPANY

   JURISDICTION
       OF
SUBSIDIARY/AFFILIATE              INCORPORATION                     STOCKHOLDER
--------------------            -----------------                   -----------
Bergdorf Goodman, Inc.               New York                    Neiman Marcus Holdings, Inc.

Bergdorf Graphics, Inc.              New York                    Bergdorf Goodman, Inc.

Chef's Catalog, Inc.                 Delaware                    The Neiman Marcus Group, Inc.

Ermine Trading Corporation           California                  The Neiman Marcus Group, Inc.

Gurwitch Bristow Products, LLC       Delaware                    The Neiman Marcus Group, Inc. (51%)
                                                                 Gurwitch Partners  Limited (17.89%)
                                                                 Stephens Group, Inc. (18.57%)
                                                                 Other Investors (12.54%)

Kate Spade LLC                       Delaware                    The Neiman Marcus Group, Inc. (56%)
                                                                 Alex Noel, Inc. (44%)

NEMA Beverage Corporation            Delaware                    NEMA Beverage Holding Corporation

NEMA Beverage Holding Corporation    Texas                       NEMA Beverage Parent Corporation

NEMA Beverage Parent Corporation     Texas                       The Neiman Marcus Group, Inc.

NM Direct de Mexico, S.A. de C.V.    Mexico                      The Neiman Marcus Group, Inc.(49,999 shares)
                                                                 Neiman Marcus Holdings, Inc.(1 share)

NM Financial Services, Inc.          Delaware                    The Neiman Marcus Group, Inc.

NM Nevada Trust                      Massachusetts               The Neiman Marcus Group, Inc. (90 shares)
                                                                 Bergdorf Goodman, Inc. (10 shares)

NM Office, Inc.                      Florida                     The Neiman Marcus Group, Inc.

NM Visual, Inc.                      Florida                     The Neiman Marcus Group, Inc.

Neiman Marcus Funding Corporation    Delaware                    The Neiman Marcus Group, Inc.

Neiman Marcus Holdings, Inc.         California                  The Neiman Marcus Group, Inc.

Neiman Marcus Special Events, Inc.   Delaware                    The Neiman Marcus Group, Inc.

Quality Call Care Solutions, Inc.    Ontario, Canada             The Neiman Marcus Group, Inc

Pastille by Mail, Inc.               Delaware                    The Neiman Marcus Group, Inc.

Worth Avenue Leasing Company         Florida                     The Neiman Marcus Group, Inc.
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